Exhibit 99.3

Additional Statements Required by Rule 17g-1(g)(2)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2011.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2010

Fund Name	Net Assets as of 28-May-2010	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
		(in dollars)	(in Dollars)	(%)
International Small Cap Fund	56,941,524			0.64%
Value Fund	170,518,978			1.91%
International Equity Fund	126,846,047			1.42%

Total SunAmerica Equity Series	$354,306,549	$750,000	$750,000	3.96%

SunAmerica Strategic Bond Fund	550,535,955			2.76%
SunAmerica GNMA Fund	375,811,508			1.88%
SunAmerica Tax Exempt Insured Fund	72,935,700			0.37%
SunAmerica U.S. Government Securities Fund	192,183,502			0.96%
SunAmerica High Yield Bond Fund	127,888,930			0.64%

Total SunAmerica Income Series	$1,319,355,595	$1,250,000	$1,250,000	6.61%

Money Market Fund	757,657,934			4.72%
Municipal Money Market Fund	90,567,290			0.56%

Total SunAmerica Money Market	$848,225,224	$1,000,000	$1,000,000	5.28%

SunAmerica Senior Floating Rate Fund, Inc.	355,731,515			3.96%

Total SunAmerica Senior Floating Rate	$355,731,515	$750,000	$750,000	3.96%

Focused Small-Cap Growth Portfolio	182,000,765			0.59%
Focused Equity Strategy Portfolio				0.09%
Focused Fixed Income Strategy Portfolio				0.09%
Focused Fixed Income and Equity Strategy Portfolio				0.09%
Focused Balanced Strategy Portfolio				0.09%
Focused Multi-Asset Strategy Portfolio				0.09%
Focused Dividend Strategy Portfolio	246,310,069			0.51%
Focused Growth Portfolio	175,768,453			0.85%
Focused Growth and Income Portfolio	237,004,687			0.60%
Focused Small-Cap Value Portfolio	144,828,377			0.65%
Focused Large-Cap Growth Portfolio	458,934,259			1.84%
Focused StarALPHA Portfolio	65,921,402			0.35%
Focused Value Portfolio	213,472,704			1.19%
Focused Technology Portfolio	64,818,786			0.29%

Total SunAmerica Focused Series	$1,789,059,502	$1,500,000	$1,500,000	7.93%

Money Market Portfolio	8,510,961			0.03%
Growth Portfolio	410,344,865			1.44%
Government & Quality Bond Portfolio	1,138,921,748			3.99%
Strategic Multi-Asset Portfolio	23,294,621			0.08%
Multi-Asset Portfolio	26,024,260			0.09%
Capital Appreciation Portfolio	1,038,731,483			3.63%
Growth and Income Portfolio	8,894,956			0.03%
Natural Resources Portfolio	280,948,901			0.98%
Asset Allocation Portfolio	235,369,205			0.82%

Total Anchor Series Trust	$3,171,041,000	$2,100,000	$2,100,000	11.10%

Focus TechNet Portfolio	28,683,161			0.06%
Focus Value Portfolio	80,172,804			0.27%
Cash Management Portfolio	107,331,123			0.60%
Multi-Managed Growth Portfolio	86,058,508			0.29%
Real Return Portfolio (formerly Strategic Fixed Income Portfolio)	165,357,434			0.42%
Multi-Managed Moderate Growth Portfolio	164,043,416			0.57%
Multi-Managed Income/Equity Portfolio	127,287,908			0.42%
Multi-Managed Income Portfolio	106,562,593			0.31%
Asset Allocation: Diversified Growth Portfolio	212,476,571			0.77%
Large Cap Growth Portfolio	251,254,407			0.78%
Stock Portfolio	171,225,609			0.60%
Large Cap Composite Portfolio	22,252,218			0.06%
Large Cap Value Portfolio	289,739,095			0.98%
Mid Cap Growth Portfolio	93,722,685			0.26%
Mid Cap Value Portfolio	136,582,377			0.38%
Small Cap Portfolio	176,809,159			0.52%
International Equity Portfolio	268,192,695			0.97%
Diversified Fixed Income Portfolio	363,744,966			1.05%
Focus Growth Portfolio	70,793,734			0.21%
Focus Growth and Income Portfolio	35,938,177			0.10%
Allocation Balanced				0.13%
Allocation Moderate Strategy				0.13%
Allocation Moderate Growth Strategy				0.13%
Allocation Growth Strategy				0.13%

Total Seasons Series Trust	$2,958,228,640	$1,900,000	$2,100,000	11.10%

Fund Name	Net Assets as of 28-May-2010	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
		(in dollars)	(in Dollars)	(%)
Equity Index Portfolio	16,924,189			0.02%
Small Company Value Portfolio	141,287,219			0.21%
Mid-Cap Growth Portfolio	147,244,458			0.21%
Capital Growth Portfolio	63,163,545			0.09%
Blue Chip Growth Portfolio	41,461,525			0.06%
Growth Opportunities Portfolio	114,453,009			0.17%
Technology Portfolio	39,652,439			0.06%
Marsico Focused Growth Portfolio	82,115,724			0.12%
Small & Mid Cap Value Portfolio	429,787,821			0.62%
Foreign Value Portfolio	399,889,780			0.58%
American Fund Growth Portfolio	165,445,186			0.24%
American Fund Global Growth Portfolio	170,385,418			0.25%
American Fund Growth and Income Portfolio	155,255,540			0.23%
American Fund Asset Allocation Portfolio	51,396,924			0.07%
Cash Management Portfolio	454,444,646			0.66%
Corporate Bond Portfolio	989,043,991			1.44%
Global Bond Portfolio	261,270,281			0.38%
High-Yield Bond Portfolio	263,521,996			0.38%
Growth-Income Portfolio	216,952,629			0.32%
Global Equities Portfolio	101,310,813			0.15%
Alliance Growth Portfolio	414,863,674			0.60%
MFS Massachusetts Investors Trust Portfolio	211,323,811			0.31%
Fundamental Growth Portfolio	144,308,280			0.21%
International Diversified Equities Portfolio	289,852,347			0.42%
Davis Venture Value Portfolio	1,302,726,717			1.89%
MFS Total Return Portfolio	743,029,083			1.08%
Total Return Bond Portfolio	500,908,849			0.73%
Telecom Utility Portfolio	34,148,612			0.05%
Balanced Portfolio	127,571,341			0.19%
Equity Opportunities Portfolio	95,019,002			0.14%
Aggressive Growth Portfolio	65,678,787			0.10%
International Growth and Income Portfolio	326,299,963			0.47%
Emerging Markets Portfolio	245,471,221			0.36%
Real Estate Portfolio	238,833,616			0.35%
“Dogs” of Wall Street Portfolio	45,699,426			0.07%

Total SunAmerica Series Trust	$9,090,741,862	$2,500,000	$2,500,000	13.21%

Money Market I Fund	539,876,359			0.50%
Government Securities Fund	125,055,875			0.11%
Capital Conservation Fund	130,131,412			0.12%
Stock Index Fund	2,988,249,914			2.74%
Global Social Awareness Fund	259,095,626			0.24%
Mid Cap Index Fund	2,100,927,811			1.93%
Asset Allocation Fund	127,016,770			0.12%
Small Cap Index Fund	808,834,583			0.74%
Growth & Income Fund	79,557,283			0.07%
Nasdaq-100 Index Fund	102,664,630			0.09%
Core Equity Fund	220,235,312			0.20%
Health Sciences Fund	169,943,182			0.16%
Blue Chip Growth Fund	425,452,522			0.39%
Value Fund	155,556,954			0.14%
Small Cap Fund	286,772,663			0.26%
International Government Bond Fund	147,880,705			0.14%
Inflation Protected Fund	230,111,692			0.21%
Large Capital Growth Fund	347,655,723			0.32%
Broad Cap Value Fund	20,281,941			0.02%
Foreign Value Fund	759,542,567			0.70%
Global Equity Fund	220,575,418			0.20%
Large Cap Core Fund	115,696,272			0.11%
Mid Cap Strategic Growth Fund	248,032,253			0.23%
Small Cap Aggressive Growth Fund	86,234,742			0.08%
International Equities Fund	780,150,156			0.72%
International Growth I Fund	469,403,438			0.43%
Science & Technology Fund	709,833,883			0.65%
Global Strategy Fund	393,778,461			0.36%
Small Cap Special Values Fund	209,106,627			0.19%
Core Value Fund	121,333,317			0.11%
Growth Fund	656,176,806			0.60%
Global Real Estate Fund	276,994,682			0.25%
Small - Mid Growth Fund	95,264,732			0.09%

Total VALIC Company I Series	$14,407,424,311	$2,500,000	$2,500,000	13.21%

International Small Cap Equity Fund	538,166,927			1.75%
Small Cap Growth Fund	51,796,338			0.06%
Mid Cap Growth Fund	179,137,543			0.43%
Capital Appreciation Fund	42,543,952			0.12%
Large Cap Value Fund	155,752,012			0.44%
Socially Responsible Fund	699,738,667			2.10%
Mid Cap Value Fund	507,668,570			1.42%
Money Market II Fund	221,757,235			0.93%
Aggressive Growth Lifestyle Fund				0.31%
Moderate Growth Lifestyle Fund				0.31%
Conservative Growth Lifestyle Fund				0.31%
Core Bond Fund	212,216,674			0.52%
Strategic Bond Fund	422,415,061			0.98%
High Yield Bond Fund	252,190,577			0.56%
Small Cap Value Fund	389,088,928			0.94%

Total VALIC Company II Series	$3,672,472,484	$2,300,000	$2,300,000	12.15%

Focused Alpha Growth Fund, Inc.	309,257,740			3.96%

Total Focused Alpha Growth Fund	$309,257,740	$750,000	$750,000	3.96%

Focused Alpha Large-Cap Fund, Inc.	136,530,168			2.77%

Total Focused Alpha Large Cap Fund	$136,530,168	$525,000	$525,000	2.77%

2015 High Watermark Fund	203,015,856			1.65%
2020 High Watermark Fund	63,775,719			0.52%
SunAmerica Alternative Strategies Fund	316,902,902			2.58%
SunAmerica Specialty Series (formerly AIG Series Trust)	$583,694,477	$900,000	$900,000	4.76%

GRAND TOTAL	$38,996,069,067	$18,725,000	$18,925,000	100.00%